Solicitation Script (Inbound and Outbound)

GREEN CENTURY BALANCED FUND

MEETING DATE: February 25, 2026

Toll Free Number: 866-705-9912

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the GREEN CENTURY BALANCED FUND. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of GREEN CENTURY BALANCED FUND to confirm you have received the proxy materials for the meeting of shareholders scheduled for February 25, 2026. Have you received proxy materials?

NEAR MEETING DATE Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Shareholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of GREEN CENTURY BALANCED FUND to confirm you have received the proxy materials for the meeting of shareholders scheduled in just a few days on February 25, 2026. Have you received proxy materials?

ADJOURNMENT Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. <Shareholder’s Last Name>, my name is <Agent Name> and I am a proxy voting specialist calling on a recorded line on behalf of your current investment with GREEN CENTURY BALANCED FUND. Due to the lack of shareholder participation, the Meeting of Shareholders has been adjourned to <date/time>. Have you received proxy materials?

VOTING:

The board of the Green Century Balanced Fund has recommended a vote IN FAVOR of the proposal(s). Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside at <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll-free number 866-705-9912.

Mr./Ms. <Shareholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

© 2023 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	broadridge.com CONFIDENTIAL INFORMATION

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposal(s) with you? <After review, ask them if they would like to vote now over the phone>.

IF not received/Requesting material to be re-mailed:

I can certainly resend the material, but to save you some time I can review the proposal with you now and record your vote immediately by phone.

<Pause for response>

After review, ask them if they would like to vote now over the phone:

The Board of the Green Century Balanced Fund recommends that you vote “FOR” the proposal(s). Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposal(s) reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 866-705-9912.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today and have a wonderful day/evening.

Voting (Any vote needed):

The board of the Green Century Balanced Fundhas recommended a vote “FOR” the proposals, or you may choose to vote Against or Abstain and help the Fund reach quorum. How would you like to vote on your accounts today?

And this (for/against/abstain) vote will be for all of your accounts accordingly?

Registered holder wants a new proxy card/or their control number: <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. The board of the Green Century Balanced Fund is recommending you vote FOR the proposal(s). Would you like to vote along with the recommendations of the Board for all your accounts?

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. The board of the Green Century Balanced Fund is recommending you vote FOR the proposal(s). Would you like to vote along with the recommendations of the Board for all your accounts?

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name>, and I’m calling on behalf of GREEN CENTURY BALANCED FUND regarding the Meeting of Shareholders on February 25, 2026. Your vote is important. Please sign, date, and return your proxy card, or vote online or by phone using the instructions in your proxy materials. If you have questions, need new materials, or wish to vote by phone, call us toll-free at 866-360-4306. Specialists are available Monday–Friday, 9 AM–10 PM ET. Voting takes only a few moments and benefits all shareholders. Thank you for your attention.

CONFIDENTIAL INFORMATION	| © 2023	2

AUTOMATED ANSWERING MACHINE MESSAGE (ONLY ON LANDLINES):

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf GREEN CENTURY BALANCED FUND. You should have received proxy material electronically or in the mail concerning the Meeting of Shareholders to be held on February 25, 2026.

Your vote is very important. Please sign, date, and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 866-705-9912 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

PRE-RECORDED MESSAGES – CANNOT BE UPDATED

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll-free number is no longer in service for proxy related calls. If you have questions regarding your investment, please contact your investment professional. Thank you.

CC Hours (Eastern Time):

Monday through Friday, 9AM to 10PM

CONFIDENTIAL INFORMATION	| © 2023	3

Subject: Shareholder Vote Required

Dear Green Century Balanced Fund Shareholder,

We are writing to inform you of an upcoming shareholder vote that requires your immediate attention. Your participation is important to ensure that your interests are represented and that your mutual fund can move forward on key matters.

Purpose of the Meeting: At its meeting on October 9, 2025, the Green Century Balanced Fund’s Board of Trustees approved an investment subadvisory agreement with Northern Trust, subject to approval by the Fund’s shareholders. The Board believes that engaging Northern Trust as the Fund’s subadviser will benefit the Fund and its shareholders. Northern Trust has more than thirty years of experience in sustainable and responsible investing and currently manages over $230 billion in environmentally and socially responsible portfolios. Green Century believes that Northern Trust possesses the expertise, resources, and long-term commitment to environmentally responsible investment management that align with Green Century’s mission and values.

Action Needed:

Please submit your vote as soon as possible and before February 25, 2026, by one of the following methods:

•	Online: Go to www.proxyvote.com. Your unique control number can be found on the enclosed ballot in the box marked with an arrow.
•	Call:1-866-705-9912 to speak to a live representative. OR call the number located on your ballot (to vote using an automated system)
•	Mail: Mark, sign and date the enclosed ballot and mail in the envelope provided

Why Your Vote Matters

If too many shareholders do not vote promptly, the management of the Balanced Fund may need to incur additional costs to continue soliciting votes, and approval of the new investment subadvisory agreement could be delayed. Your prompt vote helps avoid these additional expenses and ensures that your views are represented in this important decision.

If you have questions about this shareholder vote or any other matters pertaining to your Green Century investment, please call Green Century at 1-800-934-7336 Monday to Friday from 9 am to 6 pm Eastern Time. We look forward to hearing from you.

Thank you for your continued investment in the Green Century Balanced Fund and your participation in this important vote.

Sincerely,

Leslie Samuelrich

President

Green Century Funds

GCBF2025